Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. ANNOUNCES MANAGEMENT CHANGE

CHICAGO, January 6, 2012. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27, today announced that Eugene S. Kahn, the Company’s Chief Executive Officer, has resigned. The Board of Directors will conduct a search for a new CEO and will consider both internal and external candidates for this position. In the meantime, James G. Conroy, President of Claire’s Stores, and Jay Friedman, President of Claire’s North American Division, will form an Interim Office of the CEO, reporting to the Board of Directors. All of these management changes are effective immediately.

Peter P. Copses, Chairman of the Board of Directors, commented, “We thank Gene for his tireless efforts as CEO of Claire’s since the going-private transaction in 2007. Under Gene’s leadership, the Company has improved its merchandising, more clearly defined its target customers, embarked on a new store program in Europe, and launched its e-commerce site. We wish Gene well in all his future endeavors. We are fortunate to have a strong and deep team at Claire’s, and are confident in Jim and Jay’s ability to lead the Company as the Board conducts a search for a new CEO.”

The Company also announced that consolidated same stores sales for the two combined fiscal months of November and December increased 1.5%, consisting of a 3.9% increase in North America and a 3.0% decrease in Europe. Same store sales are computed on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of October 29, 2011, Claire’s Stores, Inc. operated 3,047 stores in North America and Europe. The Company also franchised or licensed 381 stores in Japan, the Middle East, Turkey, Russia, Greece, Guatemala, Malta, Ukraine and Mexico. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements:

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increases in the cost of our merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Contact Information:

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com